                                                                  EXHIBIT (b)(4)

                                                                    Confidential
                                                                    ------------


                                 ST. JOHN KNITS

                   Presentation to the Independent Committee
                  of the Board of Directors of St. John Knits
                                February 2, 1999

Table of Contents


1.   Executive Summary

2.   Overview of St. John Knits

3.   Valuation

                               EXECUTIVE SUMMARY

Overview of Proposal

- Offer for 97.4% of the outstanding shares not owned by Chairman and Chief Executive Officer Bob Gray and his family (the "Gray Family") plus part of the Gray Family's holdings at $30.00 per share

     - the Gray Family currently owns approximately 9.6% of the 17.4 million shares and options outstanding

     - the Gray Family is prepared to sell all of its approximately 460,000 options and approximately 20% of its shares

- The $30.00 per share offer implies the following market capitalization, trading multiples and premium to market:

                      Implied Market Capitalization (MM)
                      ----------------------------------
     Offer Price                                                       $30.00
     Total Shares Outstanding                                            16.6
     Total Options Outstanding                                            0.8
     Average Strike Price of Options                                   $12.47
                                                                       ------
     Equity Market Value                                               $  512
     Plus:  Net Debt                                                      (19)
                                                                       ------
     Adjusted Market Value                                             $  492

                                               Implied Multiple
                                               ----------------
                                            Adjusted Market Value
                                              as a Multiple of
                          -------------------------------------------------------
                                    Sales                      EBITDA                              P/E
                          -------------------------    --------------------------      --------------------------
FY 1998                             1.7x                        7.5x                             15.5x
Est. LTM 1/99/(2)/                  1.7x                        8.1x                             16.8x
FY 1999E/(3)/                       1.6x                        6.9x                             14.6x

                                          Share Price Premium Comparison
                                          ------------------------------

                                                        1 Month    6 Month     1 Year       52 Week      52 Week
                                              1 Day     Average    Average     Average     High/(1)/    Low/(1)/
                                              -------   --------   --------   ---------   -----------   ---------
Share Price Prior to Original Offer Date      $21.94     $19.59     $25.39     $33.91        $47.75       $13.25
Premium (Discount)                                37%        53%        18%       (12%)         (37%)        126%

_________________________

(1)  Based on daily closing prices.
(2) Latest Company estimate based on ten months ended November, December actual sales and FY1999 Q1 budget.
(3)  Based on management's 1999 budget.

Rationale:                                      -           Bob Gray has stated that the rationale for the transaction is

                                                            -         to deliver "substantial, certain value to shareholders as we undertake a strategy to refocus on our core business lines"

                                                            -         to slow top-line growth to about 10 percent per year

Financing:                                      -           The proposal is backed by equity financing from Vestar Capital Partners

                                                            -         Chase Manhattan Bank will issue a commitment letter for bank financing and a highly confident letter for high-yield
                                                                      financing (the "Commitment Letters")

Break-Up Fees:                                  -           $14MM, inclusive of expense reimbursements of $1.5MM

Material Conditions:                            -           Shareholder approval; regulatory approval; migration of St. John Knits
                                                            International from Barbados to Delaware; financing on terms and conditions substantially equivalent to the Commitment Letters

Accounting Treatment:                           -           Transaction is structured to allow recap accounting which requires roll over of portion of public ownership and results in no goodwill
                                                            (note:  transaction is not conditioned on recap accounting)

Tax Treatment:                                  -           Consideration received by shareholders is taxable

Additional Terms:                               -           Vestar will control the Board of Directors, while Bob Gray will remain CEO for the foreseeable future

                                                            -         Vestar currently has no written agreement with Mr. Gray

                                                -           In addition to rolling over portions of their current ownership into the new entity, the Gray Family will receive stock
                                                            options for an additional 5.0%,/(1)/ subject to Vestar achieving a
                                                            20% IRR

                                                -           The post-transaction management team will also be eligible for 2.5%/(1)/ in options based, in part, on the Company's future performance

                                                -           The Company is to make available up to 5.0% of the primary shares to non-Gray Family members of management for purchase at
                                                            Vestar's buy-in price

                                                            -         Vestar will make financing available where appropriate

                                                -           The Company will provide a liquidity mechanism for Bob Gray's ownership such that upon leaving his CEO position, at his option, he may cause the
                                                            Company to repurchase up to $5 million per year in stock

_________________________________

/(1)/ As a percentage of diluted shares; i.e., including options granted Gray Family and post-transaction management team.

Transaction Structure - Overview







[CHART SHOWING STRUCTURE OF TRANSACTION APPEARS HERE IN THE PRINTED MATERIAL]





1. St. John Knits International ("SJKI"), a Barbados corporation, forms two subsidiaries: New FSC, a Barbados corporation, and Mergerco, a California Corporation

2.   SJKI contributes FSC distributorship to the capital of New FSC

3. SJKI files certificate of domestication and certificate of incorporation with Delaware and files necessary documentation with Barbados so that it no longer is subject to Barbados laws

4. Vestar forms limited liability company ("LLC") and Newco, a Delaware corporation

5. Merger of Mergerco with and into SJK, resulting in SJK becoming a wholly-owned subsidiary of SJKI (the "Reorganization Merger"). Each holder of SJK shares (subject to any dissenter or approval rights) will receive, in exchange for each share of SJK common stock, one share of SJKI common stock

6. The Gray Family, and possibly other members of management, pursuant to agreement with LLC and Newco, among other things, to contribute, following Reorganization Merger but prior to Acquisition Merger (described in 7), all their SJKI shares to LLC for LLC shares and cash

7. Merger of Newco with and into SJKI, with SJKI surviving the merger (the "Acquisition Merger"). Each holder of SJKI Common stock (other than LLC) will have the right to elect whether to retain its SJKI shares or receive cash consideration (subject to proration)

Financing Structure - Sources & Uses ($MM)


                Uses                                                         Sources
                ----                                                         -------

Equity Purchase Price/(1)/            $521.9                 Cash                                $ 20.0

Transaction Expenses                    20.0                 Option Proceeds                       10.2

                                                             Bank Debt                            155.0

                                                             Senior Subordinated Notes            160.0

                                                             Equity Rollver - Public               13.7

                                                             Equity Rollver - Gray Family          29.1

                                    ______                   Vestar Equity/(2)/                   153.9
                                                                                                 ------
                                    $541.9                                                       $541.9
                                    ======                                                       ======

_____________________________

(1) $30.00 per share times 17.4MM fully diluted shares (gross of option proceeds).
(2)   Including value of new management options.

Estimated Ownership Structure (Numbers in Thousands)

                        Current Ownership              Rollover                  Equity Value
                       --------------------      --------------------       ----------------------
                       Shares/     Pct. of       Shares/                      New          Total
                       Options      Total        Options       Value         Equity        Equity
                       -------     --------      -------      --------      --------      --------
Public                  15,370        88.4%          457       $13,701             -      $ 13,701
Gray Family              1,666         9.6%          969        29,069             -        29,069
Other Management           300         1.7%            -             -             -             -
New Mgmt (Vestar)            -         0.0%            -             -      $  3,934         3,934
Directors                   60         0.3%            -             -             -             -
Vestar                       -         0.0%            -             -       149,995       149,995
                        ------       -----         -----       -------      --------      --------
                        17,396       100.0%        1,426       $42,770      $153,929      $196,699
                        ======       =====         =====       =======      ========      ========

                                                    Post-Transaction
                       -----------------------------------------------------------------------------
                                                 Management Options
                                               ----------------------
                       Primary         Pct. of                                 Diluted      Pct. of
                       Shares/(1)/      Total       Percent/(2)/     Number     Shares       Total
                       -----------     --------    -------------     ------    --------     -------
Public                         457         7.0%                                    457         6.4%
Gray Family                    969        14.8%              5.0%       354      1,323        18.7%
Other Management                 -         0.0%                                      -         0.0%
New Mgmt (Vestar)              131         2.0%              2.5%       177        308         4.4%
Directors                        -         0.0%                                      -         0.0%
Vestar                       5,000        76.3%                                  5,000        70.5%
                             -----       -----                                   -----       -----
                             6,557       100.0%                                  7,088       100.0%
                             =====       =====                                   =====       =====

----------------------------


/(1)/ Based on value of total equity.
/(2)/ Percent of diluted shares; i.e., primary shares plus management options.
      Subject to Vestar achieving 20% IRR.

Valuation Summary

[THE FOLLOWING INFORMATION IS DEPICTED IN A HORIZONTAL BAR GRAPH IN THE PRINTED MATERIAL]
Discounted Cash Flow/(1)/             $26.65 - $34.14

Comparable Company

    12.5x-14.5x 1999 P/E              $25.63 - $29.73

     6.0x-8.0x 1999 EBITDA            $26.39 - $34.62

     7.0x-9.0x Est. Q1 LTM EBITDA     $26.13 - $33.11

Comparable Transaction

     6.0x-9.0x Est. Q1 LTM EBITDA     $22.64 - $33.11

Leveraged Buyout/(2)/                 $27.00 - $30.00


Leveraged Recapitalization/(3)/       $22.70 - $30.15


Premiums Paid/(4)/                    $26.33 - $28.52


Pre Announcement                      $21.94


Cash Portion/(5)/                     $29.11


Offer                                 $30.00


___________________________

/(1)/ Based on 12.5%-13.5% discount rate and 6.0x to 8.0x LTM EBITDA exit multiple.
/(2)/ Based on Vestar provided debt levels (approximately 5x debt to EBITDA) and required return of approximately 20% to 30%.
/(3)/ Based on repurchase of 40.0% to 60.0% of shares at $30.00 (implying approximate debt to EBITDA levels of 3x to 5x) and a trading range for remaining shares of 8.0x to 12.0x 1999 earnings.
/(4)/ Based on a 20% to 30% premium.
/(5)/ Assuming all shareholders elect cash, the pro-rata cash amount received per share held is $29.11 (i.e., $0.89 pro-rata stock).

                          OVERVIEW OF ST. JOHN KNITS

Company Overview

- St. John Knits, Inc. designs, manufactures and markets high-end woman's clothing and accessories

-   The Company was founded in 1962 by Bob and Marie St. John Gray

- SJK was sold to Escada in 1989 and spun-off as an independent public company in 1993

-   Bob Gray, 73 years old, is the Chairman of the Board and Chief Executive
    Officer

    -   there is currently no clear successor to Mr. Gray

    - the apparent lack of management depth is an important issue for the Company

- Marie St. John Gray, as the Company's Chief Designer, and Kelly Gray, the President and daughter of Bob Gray and Marie St. John Gray, are responsible for the Company's design teams

- St. John Knits' products currently fall into one of eight categories: knitwear, sport, Griffith & Gray, SJK, coat collection, shoes, accessories and fragrance

    -  the core knitwear collections account for more than 70% of total sales

    -  the coat collection and SJK to be eliminated

- While the Company enjoys an outstanding reputation for fine, high-quality, classic women's knitwear, it has been unable to stretch its brand name to other categories with much success

-   St. John Knits is a vertically integrated manufacturer

    -  the Company has six manufacturing facilities in Southern California

    -  approximately 94% of St. John Knits products are manufactured in-house

- The Company's products are distributed through specialty retailers and its own boutiques

    - Saks Fifth Avenue, Neiman Marcus and Nordstrom accounted for 45% of fiscal 1998 sales

       - there may be limited opportunity for growth through new doors within this customer base

    - the Company operates 17 retail boutiques and nine outlet stores, accounting for approximately 26% of sales

       - management has indicated that the Company's optimal number of retail boutiques is no more than 25, limiting growth through building new stores

-   foreign sales are around 8% of total

       - aside from the Japan joint-venture, the Company's international business ventures appear limited in scope at this point

- In addition to international subsidiaries, the Company has a 51% stake in Amen Wardy Home Stores, a retail home furnishing boutiques operator

  - after experiencing continuous losses since late 1997 opening, CEO Amen Wardy, Jr. was terminated in September 1998

St. John Knits by Category

                                   Product Lines
                                   -------------
   Product Line                  Selected Products               Range of Suggested
------------------   -----------------------------------------     Retail Prices
                                                                 ------------------
Knitwear
    Collection       Dresses, 2-Piece Suits, 3-Piece Suits,          350  -  $1,300
                     Jackets, Pants, Skirts, Coats, Sweaters,
                     Separates
    Dressy           Dresses, Theater Suits, Dressy Separates        650  -  2,000
    Basics           Skirts, Jackets, Pants                          160  -    690
    Couture          Dresses, Gowns, 2-Piece Suits                   900  -  3,300
Accessories          Jewelry, Scarves, Belts, Handbags                65  -    450
Shoes                Pumps, Sling Backs, Loafers, Boots              220  -    495
Sport                Jackets, Skirts, Pants, Tops, Jeans             120  -    700
Griffith & Gray      Suits, Coats, Dresses, Separates,               300  -  1,200
                     Eveningwear
Coat Collection      Faux Fur Coats                                  700  -  1,300
SJK                  Dresses, Skirts, Pants, Jackets, Sweaters       150  -    600
Fragrance            Perfume, Bath Products                           12  -    250


[THE FOLLOWING TABLES WERE DEPICTED AS PIE CHARTS IN THE PRINTED MATERIAL]

                                  FY 1998 Sales ($282.0MM)/(1)/
                                  -----------------------------
    Jewelry,
Fragrances, Shoes    Japan JV & Amen                                            Company-Owned
 and Accessories        Wardy           Core Knitwear     Other Apparel /(2)/      Stores
 ----------------        -----           -------------    -------------            ------
      6.2%               3.8%                70.4%             9.3%                 26.4%


                                  FY 1999E Sales ($314.2MM)/(1)/
                                  ------------------------------
    Jewelry,
Fragrances, Shoes    Japan JV & Amen                                            Company-Owned
 and Accessories        Wardy           Core Knitwear     Other Apparel /(2)/      Stores
 ----------------        -----           -------------    -------------            ------
      6.1%               5.7%                69.5%             5.8%                 28.1%

_______________________

/(1)/ Percentages shown are before eliminations; totals thus exceed 100%.
/(2)/ Other apparel lines (SJK, Sport, Griffith & Gray and the Coat Collection).

Financial Summary ($MM)

Summary Financials                          Historical                          Projected
------------------              ---------------------------------  Estimated  ---------------
                                  1995     1996     1997     1998   LTM /(1)/ Mgmt.    Street
                                 ------   ------   ------   ------  --------  ------   ------
Sales                            $ 162    $ 203    $ 242    $ 282    $ 285    $ 314     $ 310
COGS                                74       89      100      121      125      136       133
                                 -----    -----    -----    -----    -----    -----     -----
Gross Profit                        88      114      143      161      160      178       177
SG&A                                55       68       85      107      111      119       115
                                 -----    -----    -----    -----    -----    -----     -----
EBIT                                33       46       58       54       49       58        62
Other Income                         1        1        1        1        1        0         1
Income Taxes                        14       20       24       22       20       24        26
                                 -----    -----    -----    -----    -----    -----     -----
Net Income                       $  20    $  27    $  34    $  33    $  31    $  35     $  37

Reported Diluted EPS             $1.19    $1.59    $2.01    $1.94    $1.79    $2.05     $2.17
Adjusted Diluted EPS             $1.19    $1.59    $2.01    $1.94    $1.79    $2.05     $2.17
    Avg. Shares Outstanding       16.4     17.0     17.1     17.2     17.1     17.0      17.0

D&A                                  5        7        9       11       12       13        10
                                 -----    -----    -----    -----    -----    -----     -----
EBITDA                              38       53       67       65       61       72        72

Capital Expenditure                 18       21       23       24     N/A        19      N/A
                                 -----    -----    -----    -----    -----    -----     -----
Operating Cash Flow                 21       31       44       42     N/A        52      N/A

Sales Growth Rate                 26.4%    25.4%    19.3%    16.5%      --     11.4%      9.9%
Effective Tax Rate                42.1%    42.4%    41.4%    39.7%    39.3%    40.7%     41.3%

Gross Margin                      54.1%    56.2%    58.9%    57.1%    56.2%    56.6%     57.1%
EBITDA Margin                     23.7%    26.0%    27.6%    23.2%    21.3%    22.8%     23.2%
EBIT Margin                       20.4%    22.5%    24.0%    19.2%    17.2%    18.6%     20.0%
Net Income Margin                 12.1%    13.4%    14.2%    11.9%    10.7%    11.1%     11.9%


Book Capitalization         Amount   Percent
-------------------         ------   -------
  Cash & Investments            20
  Debt                          --        --
  Minority Interest              1       0.4%
  Stockholders' Equity         161      99.6%
                              ----     -----
  Total Capitalization         162     100.0%

[CAPTION]


Financial Summary (cont'd)

Offer
-----
  Offer Price                 $30.00
  Shares Outstanding            16.6
  Options Outstanding            0.8
  Average Exercise Price      $12.47
                              ------
  Market Value                $  512
  Net Debt                       (19)
                              ------
  Adjusted Market Value       $  492

AMV as a multiple of:      LTM/(1)/   1999E/(2)/
--------------------       -------    ----------
  Sales                        1.7x        1.6x
  EBITDA                        8.1        6.9
  EBIT                         10.0        8.4

Other:
-----
  Price/Earnings               16.8       14.6
  MV/Book Value                 3.1        2.6

_________________________

/(1)/ Management estimated LTM ended FY 1999 Q1 based on ten months ended
      November, December sales and FY 1999 Q1 budget.
/(2)/ Based on Company budget.

Current Situation

- During the last twelve months prior to the offer, St. John Knits stock significantly underperformed other premium apparel stocks as well as the broader market

  - SJK stock declined 49% during this time period, compared to a decrease of 16% for comparable apparel index and an increase of 20% for the S&P 500

  - the stock declined 49% from 5/28/98, the day that the Company announced lower-than-expected Q2 earnings

- SJK stock increased $6.00 or 27% from $21.94 to $27.94 on announcement of the $28.00 offer and now trades at $26.50 per shares (as of 1/29/99)

- Prior to the announcement of the offer, St. John Knits was trading at a discount to comparable apparel companies

  -  SJK was trading at 4.9x LTM EBITDA and 10.1x LTM earnings/(1)/

  - comparable U.S. apparel companies are currently trading at 9.0x LTM EBITDA and 16.4x LTM earnings

- At the time of the announcement, research analysts were neutral on the stock given negative earnings announcements beginning in the second quarter of fiscal 1998

  -  fourth quarter earnings declined 35% versus the prior year

- Historically, St. John Knits has been a strong performer in the apparel industry with high-quality knitted fashion apparel and related accessories, vertical integration, tightly controlled distribution and earnings growth rates in excess of 20%

- The Company has attempted to meet its high growth objective through diversification into new apparel lines and retail concepts

  - diversification efforts have been largely unsuccessful (SJK bridge line eliminated and Amen Wardy under review)

  - the Company has recently suffered from overproduction and related markdowns resulting in significant margin contraction

_________________________

/(1)/ Based on publicly available LTM information at the time (Q3).

One-Year Stock Price and Volume History



[GRAPH SHOWING THE WEEKLY STOCK PRICE PERFORMANCE AND TRADING VOLUME FOR THE PERIOD COMMENCING ON 1/30/98 AND ENDING ON 1/29/99 WITH DESCRIPTION OF SPECIFIC EVENTS APPEARS HERE]

One-Year Indexed Price History



[GRAPH SHOWING THE HISTORICAL INDEXED PRICE PERFORMANCE FOR THE COMPANY, AN APPAREL INDEX, A LUXURY GOODS INDEX AND THE S&P 500 FOR THE PERIOD COMMENCING ON 1/30/98 AND ENDING ON 1/29/99 APPEARS HERE]



Apparel Index includes: Donna Karan, Gucci, Hartmarx, Jones Apparel, Liz Claiborne, Nautica, Polo Ralph Lauren and Tommy Hilfiger. A broader apparel index which also includes Fruit of the Loom, Guess ?, Oshkosh B' Gosh, Kellwood, Oxford Industries, Phillips Van Heusen, Russell, Tultex, V.F. Corp. and Warnaco declined 6% over the same period.

Luxury Goods Index includes: Christian Dior, LVMH, Tiffany and Richemont.

Post-Announcement Trading Range



[GRAPH SHOWING THE DAILY STOCK PRICE PERFORMANCE AND DAILY TRADING RANGE FOR THE PERIOD COMMENCING ON 12/9/98 AND ENDING ON 1/29/99 WITH DESCRIPTIONS OF SPECIFIC EVENTS APPEARS HERE]

Wall Street Perspective before the Offer



[THE FOLLOWING INFORMATION APPEARS AS A CHART IN THE PRINTED MATERIAL, WITH EACH BROKERAGE HOUSE PLACED IN A MANNER CORRESPONDING TO SHARE PRICE AS OF THE DAY PRIOR TO PUBLICATION]



      Strong Buy                 Buy                        Hold                          Sell
      ----------                 ----                       ----                          ----
Black & Co. (10/12)      Bear Stearns (11/5)   Janney Montgomery Scott (8/26)    Tucker Anthony (11/10)
                                               Brean Murray (10/30)
                                               BB Robertson Stephens (11/6)
                                               Salomon SB (8/27)
                                               CIBC Oppenheimer (9/10)


                                   VALUATION

Valuation Summary

[THE FOLLOWING INFORMATION IS DEPICTED IN A HORIZONTAL BAR GRAPH IN THE PRINTED MATERIAL]


Discounted Cash Flow/(1)/           $26.65 - $34.14

Comparable Company


  12.5x-14.5x 1999 P/E              $25.63 - $29.73

  6.0x-8.0x 1999 EBITDA             $26.39 - $34.62

  7.0x-9.0x Est. Q1 LTM EBITDA      $26.13 - $33.11




Comparable Transaction

  6.0x-9.0x Est. Q1 LTM EBITDA      $22.64 - $33.11

Leveraged Buyout/(2)/               $27.00 - $30.00

Leveraged Recapitalization/(3)/     $22.70 - $30.15

Premiums Paid/(4)/                  $26.33 - $28.52

Pre Announcement                    $21.94

Cash Portion/(5)/                   $29.11

Offer                               $30.00

_________________________

/(1)/ Based on 12.5%-13.5% discount rate and 6.0x to 8.0x LTM EBITDA exit multiple.
/(2)/ Based on Vestar provided debt levels (approximately 5x debt to EBITDA) and required return of approximately 20% to 30%.
/(3)/ Based on repurchase of 40.0% to 60.0% of shares at $30.00 (implying approximate debt to EBITDA levels of 3x to 5x) and a trading range for remaining shares of 8.0x to 12.0x 1999 earnings.

/(4)/  Based on a 20% to 30% premium.
/(5)/ Assuming all shareholders elect cash, the pro-rata cash amount received per share held is $29.11 (i.e., $0.89 pro-rata stock).

Management Projections ($MM)


                               Actual                               Projected
                       ---------------------------------------------------------------------
                         1997      1998      1999         2000      2001      2002      2003
                       ------    ------    ------       ------    ------    ------    ------
Operating Results
Net Sales              $242.1    $282.0    $314.2       $339.4    $366.5    $395.9    $427.5
Gross Profit           $142.6    $161.1    $177.8       $193.4    $210.8    $227.6    $245.8
EBITDA                 $ 66.9    $ 65.4    $ 71.6       $ 80.4    $ 88.3    $ 94.7    $101.5
EBIT                   $ 58.0    $ 54.1    $ 58.4       $ 66.2    $ 73.3    $ 79.2    $ 85.5

Sales Growth
Annual                   19.3%     16.5%     11.4%         8.0%      8.0%      8.0%      8.0%
2-Year CAGR              22.3%     17.9%     13.9%         9.7%      8.0%      8.0%      8.0%
3-Year CAGR              23.7%     20.3%     15.7%        11.9%      9.1%      8.0%      8.0%

Margins
Gross Margin             58.9%     57.1%     56.6%        57.0%     57.5%     57.5%     57.5%
EBITDA Margin            27.6%     23.2%     22.8%        23.7%     24.1%     23.9%     23.7%
EBIT Margin              24.0%     19.2%     18.6%        19.5%     20.0%     20.0%     20.0%

Historical and Projected Income Statement Data ($MM, except per share data)/(1)/

                                              Historical                                       Projected
                                -------------------------------------------------------------------------------------------
Financials                        1995      1996      1997      1998       1999       2000      2001         2002      2003
                                ------    ------    ------    ------     ------     ------    ------       ------    ------
Net Sales                       $161.8    $203.0    $242.1    $282.0     $314.2     $339.4    $366.5       $395.9    $427.5
Cost of Sales                     74.3      88.9      99.5     120.9      136.4      145.9     155.8        168.2     181.7
                                ------    ------    ------    ------     ------     ------    ------       ------    ------
Gross Profit                      87.5     114.1     142.6     161.1      177.8      193.4     210.8        227.6     245.8
SG&A                              54.6      68.4      84.5     107.0      119.5      127.3     137.4        148.4     160.3
                                ------    ------    ------    ------     ------     ------    ------       ------    ------
EBIT                              33.0      45.7      58.0      54.1       58.4       66.2      73.3         79.2      85.5
Other Income                       0.8       1.4       0.7       1.4        0.5        0.5       0.6          0.6       0.6
                                ------    ------    ------    ------     ------     ------    ------       ------    ------
EBT                               33.8      47.1      58.7      55.4       58.8       66.7      73.9         79.8      86.1
Income Taxes                      14.2      19.9      24.3      22.0       24.0       27.2      30.1         32.5      35.1
                                ------    ------    ------    ------     ------     ------    ------       ------    ------
Net Income                        19.6      27.1      34.4      33.4       34.9       39.5      43.8         47.3      51.0

Diluted Shares                    16.4      17.0      17.1      17.2       17.0       17.0      17.0         17.0      17.0
EPS                             $ 1.19    $ 1.59    $ 2.01    $ 1.94     $ 2.05     $ 2.32    $ 2.57       $ 2.78    $ 3.00

EBIT                              33.0      45.7      58.0      54.1       58.4       66.2      73.3         79.2      85.5
add: D&A                           5.3       7.0       8.9      11.4       13.2       14.2      15.0         15.5      16.0
                                ------    ------    ------    ------     ------     ------    ------       ------    ------
EBITDA                            38.3      52.7      66.9      65.4       71.6       80.4      88.3         94.7     101.5

Growth/Margins
Net Sales Growth                  26.4%     25.4%     19.3%     16.5%      11.4%       8.0%      8.0%         8.0%      8.0%

COGS %Sales                       45.9%     43.8%     41.1%     42.9%      43.4%      43.0%     42.5%        42.5%     42.5%
Gross Margin                      54.1%     56.2%     58.9%     57.1%      56.6%      57.0%     57.5%        57.5%     57.5%
SG&A %Sales                       33.7%     33.7%     34.9%     38.0%      38.0%      37.5%     37.5%        37.5%     37.5%
EBIT Margin                       20.4%     22.5%     24.0%     19.2%      18.6%      19.5%     20.0%        20.0%     20.0%
Other Income %Sales                0.5%      0.7%      0.3%      0.5%       0.2%       0.2%      0.2%         0.2%      0.2%
EBT Margin                        20.9%     23.2%     24.3%     19.7%      18.7%      19.7%     20.2%        20.2%     20.2%
Income Taxes %EBT                 42.1%     42.4%     41.4%     39.7%      40.7%      40.7%     40.7%        40.7%     40.7%
Net Income Margin                 12.1%     13.4%     14.2%     11.9%      11.1%      11.6%     11.9%        11.9%     11.9%

Change in Diluted Shares
                                   0.2%      3.5%      0.7%      0.6%      (1.4%)      0.0%      0.0%         0.0%      0.0%
EPS Growth                        30.5%     34.0%     26.1%     (3.5%)      5.7%      13.4%     10.7%         8.0%      8.0%

EBIT Margin                       20.4%     22.5%     24.0%     19.2%      18.6%      19.5%     20.0%        20.0%     20.0%
D&A %Sales                         3.3%      3.5%      3.7%      4.0%       4.2%       4.2%      4.1%         3.9%      3.7%
EBITDA Margin                     23.7%     26.0%     27.6%     23.2%      22.8%      23.7%     24.1%        23.9%     23.7%


_________________________
/(1)/ Income tax rate at 40.7%; working capital (excluding cash) at 25.6% in 1999, 25.0% thereafter; capital expenditures at $19.4MM in 1999, $17.5MM per year thereafter.

Quarterly Performance and Projections

                             1997                                  FY 1998                              FY 1999 Budget
              -------------------------------------  -----------------------------------------  -----------------------------------
Financials       Q1      Q2      Q3      Q4   Total       Q1      Q2      Q3       Q4    Total      Q1   Q2    Q3     Q4      Total
                 --      --      --      --   -----       --      --      --       --    -----      --   --    --     --      -----
Net Sales     $56.2   $59.6   $54.8   $71.6  $242.1    $68.8   $69.8   $67.7    $75.7   $282.0   $72.8  $78.9  $77.0  $85.5   $314.2

COGS           24.4    23.7    22.6    28.8    99.5     29.0    28.9    28.3     34.7    120.9    33.1   34.1   33.3   35.8    136.4
              -----   -----   -----   -----  ------    -----   -----   -----    -----   ------   -----  -----  -----  -----   ------
Gross Profit   31.8    35.9    32.2    42.8   142.6     39.8    40.9    39.4     41.0    161.1    39.7   44.8   43.7   49.7    177.8
Operating
Expenses       19.4    21.0    20.1    24.0    84.5     24.2    25.2    27.5     30.2    107.0    30.2   29.7   28.4   31.2    119.5
              -----   -----   -----   -----  ------    -----   -----   -----    -----   ------    ----  -----   -----  ----    -----

EBIT           12.3    14.8    12.0    18.8    58.0     15.6    15.7    12.0     10.8     54.1     9.5   15.1   15.3   18.5     58.4

Interest/
Other Inc.      0.2     0.2     0.2     0.1     0.7      0.2     0.4     0.5      0.3      1.4     0.1    0.1    0.1    0.1      0.
              -----   -----   -----   -----   -----     ----    ----    ----      ---   ------   -----   ----   -----  ----     ----

EBT            12.6    15.1    12.2    18.8    58.7     15.8    16.1    12.4     11.1     55.4     9.6   15.2   15.4   18.6     58.8

Income
Taxes           5.2     6.2     5.0     7.9    24.3      6.6     6.3     5.1      4.0     22.0     3.9    6.2    6.3    7.6     24.0
              -----   -----   -----   -----  ------     ----   -----   -----    -----   ------   -----   -----  -----  ----     ----
Net Income      7.4     8.9     7.2    11.0    34.4      9.2     9.8     7.3      7.1     33.4     5.7    9.0    9.1   11.1     34.9

Shares         17.1    17.1    17.1    17.1    17.1     17.0    17.2    17.2     17.0     17.2    17.0   17.0   17.0  17.0     17.0
EPS           $0.43   $0.52   $0.42   $0.64  $ 2.01   $ 0.54   $0.57   $0.43    $0.42   $ 1.94   $0.33  $0.53  $0.54  $0.65   $2.05

D&A/(1)/        2.0     2.3     2.2     2.3     8.9      2.6     2.7     2.9      3.1     11.4     3.3   3.3    3.3    3.3    13.2
EBITDA         14.4    17.2    14.2    21.1    66.9     18.2    18.4    14.9     13.9     65.4    12.8  18.4   18.6   21.8    71.6

Pct. of Net
Sales
COGS          43.5%   39.8%   41.3%   40.2%   41.1%    42.1%   41.4%   41.8%    45.8%    42.9%   45.5%  43.2%  43.3%  41.9%   43.4%
Gross Profit  56.5%   60.2%   58.7%   59.8%   58.9%    57.9%   58.6%   58.2%    54.2%    57.1%   54.5%  56.8%  56.7%  58.1%   56.6%
Operating
Expenses      34.6%   35.3%   36.7%   33.5%   34.9%    35.2%   36.1%   40.5%    39.9%    38.0%   41.4%  37.7%  36.9%  36.5%   38.0%
EBIT          22.0%   24.9%   22.0%   26.3%   24.0%    22.7%   22.5%   17.7%    14.3%    19.2%   13.0%  19.1%  19.9%  21.6%   18.6%
Interest/
Other Inc.     0.4%    0.4%    0.4%    0.1%    0.3%     0.3%    0.6%    0.7%     0.4%     0.5%    0.2%   0.1%   0.2%    0.1%   0.2%
EBT           22.3%   25.3%   22.3%   26.3%   24.3%    23.0%   23.0%   18.3%    14.7%    19.7%   13.2%  19.2%   20.0%  21.8%  18.7%
Income
Taxes          9.2%   10.4%    9.2%   11.0%   10.0%     9.6%    9.1%    7.5%     5.2%     7.8%    5.4%   7.8%    8.2%   8.8%   7.6%
Net Income    13.1%   14.9%   13.1%   15.3%   14.2%    13.4%   14.0%   10.8%     9.4%    11.9%    7.8%  11.4%   11.8%  12.9%   11.1%
D&A/(1)/       3.6%    3.9%    4.0%    3.3%    3.7%     3.8%    3.9%    4.3%     4.1%     4.0%    4.5%   4.2%    4.3%   3.9%    4.2%
EBITDA        25.6%   28.8%   25.9%   29.5%   27.6%    26.5%   26.4%   22.0%    18.4%    23.2%   17.6%  23.3%   24.2%  25.5%   22.8%




_________________________
/(1)/ FY 1999 budget does not allocate D&A by quarter; assumed to be equally distributed over the four quarters.

DCF Valuation Matrix ($MM, except per share data)/(1)/


 Discount
   Rate                                                       EBITDA Exit Multiple
   ----                                                       --------------------
                                                          6.0x      7.0x      8.0x
                                                          ----      ----      ----
              PV of Cash Flow Stream                     $  114    $  114    $  114
              PV of Perpetuity                              338       394       451
                                                         ------    ------    ------
              Enterprise Value                           $  452    $  508    $  564
12.5%         Less: Net Debt                                (19)      (19)      (19)
                                                         ------    ------    ------
              Equity Value                               $  471    $  527    $  584
              Implied Price Per Share                    $27.66    $30.90    $34.14
              Implied FCF Growth in Perpetuity              5.4%      6.3%      7.1%
              Enterprise Value Multiple to 1998 EBITDA      6.9x      7.8x      8.6x

              PV of Cash Flow Stream                     $  112    $  112    $  112
              PV of Perpetuity                              331       386       441
                                                         ------    ------    ------
              Enterprise Value                           $  443    $  498    $  553
13.0%         Less: Net Debt                                (19)      (19)      (19)
                                                         ------    ------    ------
              Equity Value                               $  462    $  517    $  572
              Implied Price Per Share                    $27.15    $30.31    $33.48
              Implied FCF Growth in Perpetuity              5.8%      6.8%      7.5%
              Enterprise Value Multiple to 1998 EBITDA      6.8x      7.6x      8.5x

              PV of Cash Flow Stream                     $  111    $  111    $  111
              PV of Perpetuity                              323       377       431
                                                         ------    ------    ------
              Enterprise Value                           $  434    $  488    $  542
13.5%         Less: Net Debt                                (19)      (19)      (19)
                                                         ------    ------    ------
              Equity Value                               $  453    $  507    $  561
              Implied Price Per Share                    $26.65    $29.74    $32.84
              Implied FCF Growth in Perpetuity              6.3%      7.3%      8.0%
              Enterprise Value Multiple to 1998 EBITDA      6.6x      7.5x      8.3x



_________________________
 /(1)/ Based on 16.58MM shares and 0.82MM options with average strike price of $12.47.

Weighted Average Cost of Capital


                       Estimated   Enterprise    Equity     Net Debt/
                       Levered       Value        Value       Total      Unlevered
      Company          Beta/(1)/     ($MM)       ($MM)      Capital        Beta
      -------          ----          -----       -----      -------        ----
Tommy Hilfiger         1.1          $3,715      $3,138        16%          1.0
Jones Apparel          1.2           3,529       3,088        13%          1.1
Polo Ralph Lauren      1.0           2,400       2,367         1%          1.0
Liz Claiborne          1.0           2,313       2,363        (2%)         1.0
Nautica                1.2             567         606        (7%)         1.2
Hartmarx               0.8             405         183        55%          0.5
Donna Karan            0.9             139         140        (1%)         0.9
                       ---          ------      ------        ---          ---
   Mean                1.0          $1,867      $1,698        11%          1.0
                       ===          ======      ======        ===          ===


                          Weighted Average Cost-of-Capital
-------------------------------------------------------------------------------------
Capital Structure              Cost of Equity          Cost of Debt           Wtd-Avg
-----------------              --------------          ------------
  Debt/       Debt/    Relevered       Cost of       Before    After          Cost of
 Capital     Equity      Beta          Equity          Tax      Tax           Capital
----------   -------   ---------   ---------------   -------   ------         -------
0%             0%         0.96          14%            7.0%     4.2%           13.8%
10%            11%        1.03          14%            7.6%     4.6%           13.4%
20%            25%        1.11          15%            8.2%     4.9%           13.0%
30%            43%        1.21          16%            8.8%     5.3%           12.6%
40%            67%        1.35          17%            9.4%     5.6%           12.4%
50%           100%        1.54          18%           10.0%     6.0%           12.2%

                             Assumptions
                             -----------
Risk Free Rate of Return       4.6%   Equity Risk Premium/(2)/   7.8%
Marginal Tax Rate             40.0%   Size Premium/(3)/          1.7%



_________________________
/(1)/  Predicted betas.  Source:  Barra.
/(2)/ Long-horizon expected equity risk premium. Source: Ibbotson Associates. /(3)/ Expected low-capitalization equity size premium. Source: Ibbotson
       Associates.

Selected Apparel Companies - Historical Growth & Margin

[THE FOLLOWING TABLES WERE DEPICTED AS BAR GRAPHS IN THE PRINTED MATERIAL]


                                              Sales Growth/(1)/
                                              ------------
  Tommy                          Jones                   Polo Ralph        Liz         Donna     St. John
 Hilfiger /(3)/  Hartmarx      Apparel/(3)/   Nautica      Lauren       Claiborne      Karan      Knits
 --------        -------       ------         -------      ------       --------       -----      -----
   27%             18%           14%             13%         12%           5%           (3%)        16%
Mean =      12%
Median =    13%


                                       EBITDA Margin/(2)/
                                       -------------
  Tommy                       Polo Ralph        Jones         Liz                      Donna     St. John
 Hilfiger        Nautica       Lauren          Apparel     Claiborne     Hartmarx      Karan      Knits
 --------        -------       ------          -------     ---------     --------      ------     -----
   23%             21%           16%             16%         13%            7%           NM         23%
Mean =       16%
Median =     16%


                                         EPS Growth/(1)/
                                         ----------
  Tommy          Jones                          Liz        Polo Ralph                  Donna     St. John
 Hilfiger       Apparel       Nautica        Claiborne       Lauren      Hartmarx      Karan      Knits
 --------       -------       -------        ---------       ------      --------      -----      -----
   28%             27%           13%              8%          4%            3%           NM         (3%)
Mean =       14%
Median =     11%

                                        EBIT Margin/(2)/
                                        -----------
                 Tommy       Polo Ralph         Jones         Liz                      Donna    St. John
 Nautica        Hilfiger       Lauren          Apparel     Claiborne     Hartmarx      Karan     Knits
 -------        --------       ------          -------     ---------     --------      -----     -----
   18%             17%           14%             14%         11%            6%           NM         19%

Mean =       13%
Median =     14%

_________________________
/(1)/  Actual and estimated growth from FY 1997 to FY 1998.
/(2)/  LTM margins.
/(3)/  Pro forma for major acquisitions.

Selected Apparel Companies - Projected Growth & Margin/(1)/

[THE FOLLOWING TABLES WERE DEPICTED AS BAR GRAPHS IN THE PRINTED MATERIAL]

                                             Sales Growth/(1)/
                                             ------------
                  Tommy            Jones          Polo Ralph                      Liz        Donna     St. John
 Nautica        Hilfiger/(3)/    Apparel/(3)/       Lauren        Hartmarx     Claiborne     Karan       Knits
 -------        --------         -------            ------        --------     ---------     -----       -----
   16%              12%             11%               11%             5%          4%           2%          11%
Mean =      9%
Median =   11%


                                            EBITDA Margin/(2)/
                                            -------------
   Tommy                           Jones          Polo Ralph        Liz                      Donna     St. John
 Hilfiger/(3)/    Nautica        Apparel/(3)/       Lauren       Claiborne     Hartmarx      Karan       Knits
 -------          -------        -------            ------       ---------     --------      -----       -----
   33%              20%             17%               16%            14%          8%           5%          23%
Mean =      6%
Median =   16%


                                        EPS Growth/(1)/
                                        ----------
  Jones           Tommy         Polo Ralph                         Liz                      Donna     St. John
 Apparel         Hilfiger        Lauren            Nautica      Claiborne     Hartmarx      Karan       Knits
 -------         --------        ------            -------      ---------     --------      -----       -----
   24%              20%             15%               12%             6%        (27%)         NM           6%
Mean =      8%
Median =   14%

                                             EBIT Margin/(2)/
                                             -----------
                   Tommy            Jones          Polo Ralph      Liz                      Donna    St. John
 Nautica         Hilfiger/(3)/     Apparel/(3)/      Lauren     Claiborne     Hartmarx      Karan      Knits
 -------         --------          -------           ------     ---------     --------      -----      -----
   18 %             18%              16%              13%            11%          7%           3%         19%
Mean =     12%
Median =   13%

_________________________
/(1)/  Estimated growth from FY 1998 to FY 1999.
/(2)/  NFY margin.
/(3)/  Pro forma for major acquisitions.

Selected Apparel Companies - LTM Multiples/(1)/

[THE FOLLOWING TABLES WERE DEPICTED AS BAR GRAPHS IN THE PRINTED MATERIAL]

                                         Adjusted Market Value/LTM Sales
                                         -------------------------------
  Tommy        Jones       Polo Ralph               Liz                  Donna         SJK              SJK
 Hilfiger      Apparel       Lauren    Nautica   Claiborne    Hartmarx   Karan    Pre-annc./(2)/   Proposal /(2)/
 --------      -------       ------    -------   ---------    --------   -----    --------         --------
    2.6x         1.9x        1.6x       1.0x        1.0x        0.5x      0.2x         1.3x             1.7x
Mean =     1.3x
Median =   1.0x

                                        Adjusted Market Value/LTM EBITDA
                                        --------------------------------
  Jones        Tommy       Polo Ralph                Liz                 Donna         SJK              SJK
 Apparel      Hilfiger       Lauren     Hartmarx  Claiborne    Nautica   Karan    Pre-annc./(2)/   Proposal /(2)/
 -------      --------       ------     --------  ---------    -------   -----    --------         --------
   12.0x        11.7x        9.9x        8.1x        7.2x       5.1x       NM          4.9x             8.1x
Mean =     9.0x
Median =   9.0x


                                               Price/LTM Earnings
                                               ------------------
  Jones        Tommy       Polo Ralph                                    Donna         SJK              SJK
 Apparel      Hilfiger       Lauren     Claiborne   Hartmarx   Nautica   Karan    Pre-annc./(2)/   Proposal /(2)/
 -------      --------       ------     ---------   --------   -------   -----    --------         --------
   22.3x        21.1x       19.0x       13.6x       11.9x      10.3x       NM         10.1x            16.8x
Mean =    16.4x
Median =  16.3x


                                         Adjusted Market Value/LTM EBIT
                                         -------------------------------
  Tommy        Jones       Polo Ralph                Liz                  Donna         SJK              SJK
 Hilfiger      Apparel       Lauren     Hartmarx   Claiborne   Nautica    Karan    Pre-annc./(2)/   Proposal /(2)/
 --------      -------       ------     --------   ---------   -------    -----    --------         --------
   15.2x        13.4x       11.5x        9.8x        8.6x       5.7x       NM          5.8x            10.0x
Mean =    10.7x
Median =  10.7x

_________________________
/(1)/  Stock prices as of 1/29/99.
/(2)/ SJK pre-announcement multiples based on LTM ended FY 1998 Q3 results while proposal multiples based on estimated LTM ended FY 1999 Q1 results.

 Selected Apparel Companies - NFY Multiples/(1)/

[THE FOLLOWING TABLES WERE DEPICTED AS BAR GRAPHS IN THE PRINTED MATERIAL]

                                           Adjusted Market Value/NFY Sales
                                           -------------------------------
  Tommy          Jones          Polo Ralph     Liz                            Donna         SJK              SJK
 Hilfiger       Apparel/(3)/     Lauren     Claiborne    Nautica   Hartmarx   Karan    Pre-annc./(2)/   Proposal /(2)/
 --------       -------          ------    ---------     -------   --------   -----    ---------        --------
    2.2x          1.7x            1.4x         0.9x       0.9x       0.5x      0.2x       1.2x             1.6x
Mean =     1.1x
Median =   0.9x

                                        Adjusted Market Value/NFY EBITDA
                                        --------------------------------
  Jones           Tommy         Polo Ralph    Liz                             Donna         SJK              SJK
 Apparel         Hilfiger        Lauren     Claiborne    Hartmarx   Nautica   Karan    Pre-annc./(2)/   Proposal /(2)/
 -------         --------        ------     ---------    --------   -------   -----    --------         --------
    9.9x          9.5x            8.9x         6.8x       6.6x       4.5x      4.0x       4.9x             6.9x
Mean =     7.2x
Median =   6.8x


                                               Price/NFY Earnings
                                               ------------------
  Donna          Jones          Polo Ralph    Tommy       Liz                                 SJK              SJK
  Karan         Apparel          Lauren      Hilfiger   Claiborne  Hartmarx  Nautica   Pre-annc./(2)/   Proposal /(2)/
  -----         -------          ------      --------   ---------  --------  -------   --------         --------
   20.6X         17.7x           17.3x        15.4x      12.6x       9.3x      9.2x       9.8x            14.6x
Mean =    14.6x
Median =  15.4x


                                         Adjusted Market Value/NFY EBIT
                                         ------------------------------
   Tommy         Jones          Polo Ralph      Liz       Donna                             SJK              SJK
 Hilfiger       Apparel          Ralph       Claiborne    Karan    Hartmarx  Nautica   Pre-annc./(2)/   Proposal /(2)/
 --------       -------          -----      ---------     -----    --------  -------   ---------        --------
   11.9x         10.8x           10.4x        8.1x        8.0x       7.8x      5.0x       5.6x             8.4x
Mean =     8.9x
Median =   8.1x

_________________________
/(1)/  Stock price as of 1/29/99.
/(2)/ SJK pre-announcement multiples based on street projected FY 1999 results while proposal multiples based on management projected FY 1999 results.

Selected Comparable Transactions - Sales Multiples
[THE FOLLOWING INFORMATION WITH RESPECT TO SALES MULTIPLES WAS DEPICTED AS A HORIZONTAL BAR GRAPH IN THE PRINTED MATERIAL]

                                                    Adjusted
                                                    Purchase
                                                     Price           Annc.
Target/Aquiror                                     ($MM)/(1)/        Date     Sales Multiples
--------------                                     ---------         ----     ---------------
Pepe Jean USA, TJ Far East & Tomcan                                                  3.4x
  Investments/Tommy Hilfiger                           $1,395        1/98
Valentino/Holding di Partecipazioni                       300        9/97            3.0x
Winning Ways/Jordan Co.                                   233        1/97            1.3x
Sun Apparel/Jones Apparel                                 449        9/98            1.1x
Helly Hansen/Investcorp                                   112        4/97            1.1x
Designer Holdings/Warnaco                                 398        9/97            0.8x
Severin Montres/Gucci                                     150       11/97            0.8x
The William Carter Co./Investcorp                         208       10/96            0.7x
Lejaby-Euralis/Warnaco                                     79        5/96            0.7x
Jerrell/Haggar                                             37       12/98            0.6x
Sun Apparel/Vestar                                        156       10/97            0.6x
Farah/Tropical Sportswear                                 144        5/98            0.5x
Gerber Childrenswear/Citicorp Venture Capital              74        1/96            0.4x
Joop!/Wuensche AG                                          83        2/98            0.3x
Bidermann Industries/Vestar                               360        3/98             N/A

Mean = 1.1x
Median = 0.8x

_________________________
/(1)/  Sum of purchase price and estimated net debt.

Selected Comparable Transactions - EBITDA Multiples

[THE FOLLOWING INFORMATION WITH RESPECT TO EBITDA MULTIPLES WAS DEPICTED AS A HORIZONTAL BAR GRAPH IN THE PRINTED MATERIAL]

                                                    Adjusted
                                                    Purchase
                                                     Price               Annc.        EBITDA
Target/Aquiror                                     ($MM)/(1)/             Date       Multiples
--------------                                     ----------             ----       ---------
Pepe Jean USA, TJ Far East & Tomcan                                                      17.4x
  Investments/Tommy Hilfiger                           $1,395             1/98
Farah/Tropical Sportswear                                 144             5/98           16.5x
Helly Hansen/Investcorp                                   112             4/97            8.9x
Sun Apparel/Jones Apparel                                 449             9/98            8.3x
The William Carter Co./Investcorp                         208            10/96            6.8x
Designer Holdings/Warnaco                                 398             9/97            6.6x
Lejaby-Euralis/Warnaco                                     79             5/96            6.5x
Winning Ways/Jordan Co.                                   233             1/97            6.2x
Sun Apparel/Vestar                                        156            10/97            6.0x
Gerber Childrenswear/Citicorp Venture Capital              74             1/96            4.0x
Bidermann Industries/Vestar                               360             3/98             N/A
Valentino/Holding di Partecipazioni                       300             9/97             N/A
Severin Montres/Gucci                                     150            11/97             N/A
Joop!/Wuensche AG                                          83             2/98             N/A
Jerrell/Haggar                                             37            12/98             N/A

Mean = 8.7x
Median = 6.7x


_________________________
/(1)/  Sum of purchase price and estimated net debt.

LBO Summary ($MM, except per share data)


                                                Price per Share
                                                ---------------
                                     $27.00    $28.00    $29.00    $30.00
                                     ------    ------    ------    ------
Equity Value                         $459.5    $476.9    $494.3    $511.7
Enterprise Value                      440.2     457.6     475.0     492.3

Bank Debt @ 8.0%                      155.0     155.0     155.0     155.0
High Yield @ 11.0%                    160.0     160.0     160.0     160.0

Equity Investment                     104.5     121.0     137.5     153.9

Net Debt/Est. Q1 LTM EBITDA             5.2x      5.2x      5.2x      5.2x
Net Debt/1998 EBITDA                    4.8       4.8       4.8       4.8
Est. Q1 LTM EBITDA/Interest             2.0       2.0       2.0       2.0
1998 EBITDA/Interest                    2.1       2.1       2.1       2.1

Implied 5-Year Equity Returns @
   6.0x LTM EBITDA                     21.4%     18.7%     16.3%     14.1%
   7.0x LTM EBITDA                     27.3%     24.4%     21.9%     19.7%
   8.0x LTM EBITDA                     32.2%     29.2%     26.6%     24.3%

Leveraged Recapitalization Summary (MM, except per share data)


                                           Percent of Primary Shares Repurchased
                                           -------------------------------------
                                              40.0%         50.0%         60.0%
                                              -----         -----         -----
Purchase Price per Share                    $30.00        $30.00        $30.00
Number of Shares Repurchased                   6.6           8.3           9.9
Value of Shares Repurchased                 $199.0        $248.7        $298.4

Bank Debt @ 8.0%                              36.6          87.4         138.2
High Yield @ 11.0%                           150.0         150.0         150.0

Net Debt/Est. Q1 LTM EBITDA                    3.1x          3.9x          4.8x
Net Debt/1998 EBITDA                           2.9           3.6           4.4
Est. Q1 LTM EBITDA/Interest                    3.0           2.5           2.1
1998 EBITDA/Interest                           3.3           2.7           2.3

Implied Blended Value per Share @
     8.0x 1999 P/E                          $22.70        $24.41        $26.10
   10.0x 1999 P/E                            25.37         26.76         28.13
   12.0x 1999 P/E                            28.05         29.11         30.15

Premiums Paid Summary


Time Horizon:                          January 1998 - present
Transaction Type:                      Control Acquisitions
Target Transaction Value Range:        $100MM - $1BN
Company Universe:                      167 public companies


                           % Stock Premium Before Announcement Date
                           ----------------------------------------
                             1 Day          1 Week          4 Weeks
                             -----          ------          -------

Adjusted Mean/(1)/           24.1%           28.9%            34.7%

Mean                         25.8%           31.9%            37.6%

Median                       20.0%           28.4%            33.2%

High                        126.4%          172.6%           166.7%

Low                         (48.5%)         (42.1%)          (36.8%)



_________________________
Source:  Securities Data Company.
/(1)/    Excludes the highest 10% and the lowest 10% of universe.